POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Jeffrey Krumpoch, whose signature appears below, constitutes and appoints Joseph Kauder, Raymond Rindone, and Ido Dotan, or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and re-substitution, for his and in his name, place and stead, in any and all capacities, to sign any report filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, including any Form 3, Form 4 or Form 5 and all amendments to any such documents, if any, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission (or other appropriate governmental authority for such purpose), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Date:	September 11, 2024

Signature:	/s/ Jeffrey Krumpoch
Name:		Jeffrey Krumpoch